EXHIBIT 99.1

NEWS RELEASE

NetSol Technologies Reports First Quarter
Fiscal Year 2010 Financial Results

First Quarter Revenue of $7.6 Million Reflects 11% Sequential Revenue Growth

First Quarter License Revenue Nearly Doubles Sequentially to $2.6 Million

GAAP EPS Nears Breakeven at Less Than $0.01 Per Diluted Share

CALABASAS, CA – November 12, 2009 -- NetSol Technologies, Inc. “NetSol” (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced first quarter financial results for fiscal year 2010, for the period ended September 30, 2009.

First Quarter Fiscal Year 2010 Results

•	Revenues totaled $7.6 million

•	Service fees totaled $3.3 million

•	License fees totaled $2.6 million

•	Maintenance fees totaled $1.8 million

•
GAAP net loss applicable to common shareholders of $264,000, or a loss of less than $0.01 per diluted share, compared to GAAP net income applicable to common shareholders of $1.0 million, or $0.04 per diluted share, in the year ago period.  Compared to the prior quarter ended June 30, 2009, fiscal first quarter 2010 quarterly GAAP net loss was reduced by 71%.

•
EBITDA of $1.2 million, or $0.04 per diluted share, versus EBITDA of $2.3 million, or $0.08 per diluted share, in the year ago period. Compared to the prior quarter ended June 30, 2009, fiscal first quarter 2010 quarterly EBITDA increased 117%.

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, commented, “NetSol began its fiscal year 2010 with continued positive momentum as the company delivered another quarter of double digit top line revenue growth compared to the prior quarter ended June 30, 2009, including a 99% sequential increase in license fees driven by the strength of our core NetSol Financial Suite (NFS). Higher sales, compared to the prior quarter, combined with significant improvements in our fiscal first quarter 2010 gross margin and operating margin, contributed to another significant reduction in GAAP net loss as we approach our targeted breakeven quarterly revenue run rate of $8 million. Fiscal first quarter EBITDA profitability also improved materially, more than doubling compared to the prior quarter ended June 30, 2009. Overall, our revenue and profitability gains reflect our improved execution and the greater leverage we are achieving from our streamlined global operating model.

“We are very optimistic of NetSol’s short-term and long-term outlook as we see strong growth in Asia Pacific as well as the South East Asian emerging markets, while we envision unlimited scope for our niche solutions and services in the Americas from 2010 onwards. Based on the intrinsic value of NetSol’s years of capital investment in its offerings, product maturity and the surge in demand amongst fortune 500 clients worldwide, we believe the company is extremely well positioned globally to become a significant IT company within our space. We are noticing very positive trends of clients interested in acquiring our solutions and services as our turnaround began in the fiscal fourth quarter of 2009. With our new business pipeline for fiscal 2010 continuing to expand, with particular strength in our China, Asia Pacific and Kingdom of Saudi Arabia operations, we are creating new global opportunities as customers in those regions look for asset finance and lending software solutions to meet the various needs of their other international and local operations,” concluded Mr. Ghauri.

NetSol reported consolidated revenues of $7.6 million for the first quarter of fiscal year 2010, representing an 11% increase compared to the prior quarter ended June 30, 2009 and an 18% decline as compared to the same period a year ago.

U.S. GAAP (Generally Accepted Accounting Principles) net loss applicable to common shareholders for the first quarter of fiscal year 2010 was approximately $264,000, or a loss of less than $0.01 per diluted share, which compares to GAAP net income applicable to common shareholders of $1.0 million, or $0.04 per diluted share, in the same period a year ago. Compared to the prior quarter ended June 30, 2009, fiscal first quarter 2010 quarterly GAAP net loss was reduced by 71%.

NetSol reported EBITDA of $1.2 million, or $0.04 per diluted share, for the first quarter of fiscal year 2010 compared to EBITDA of $2.3 million, or $0.08 per diluted share, in the year ago period. Compared to the prior quarter ended June 30, 2009, fiscal first quarter 2010 quarterly EBITDA increased 117%.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company’s operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP.”

First Quarter Business Highlights

•
NetSol was awarded another NFS license and services contract including NetSol’s Credit Application Processing (CAP), Contract Management System (CMS) as well as comprehensive IT support services in China

•
Based on the strong growth of the Chinese captive finance and automotive industries, NetSol announced the expansion of its Beijing operations with the addition of enterprise systems engineers, sales and support staff locally

•	NR Finance Mexico, S.A., an affiliate of Nissan Motor Company, awarded NetSol a new contract to implement key NFS solution components

•	Major United Kingdom based short-term loan company awarded NetSol a new NFS solutions contract

•	Netherlands based finance company awarded NetSol a European contract to implement the a wholesale finance system, marking a new NFS penetration in the European channel finance sector

•	The proposal for the Land Record Management Information Systems (LRMIS) project has been revived by the province of Punjab in Pakistan

•	Positive momentum in services and development revenue with North America based clients enhanced North America’s contribution to 23% of group revenue with positive net income

•	Cost rationalization continued across the group with additional streamlining of NetSol North American office space aimed at improving operating efficiencies

Conference Call & Webcast Information

Following the distribution of the fiscal first quarter 2010 financial results, NetSol will host a conference call today at 11:00 a.m. ET (8:00 a.m. PT) to review the quarterly financial and operational performance. Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, will host the call, which will be webcast live. The webcast and a supporting slide presentation will be made available on the investor relations section of the NetSol corporate website at www.netsoltech.com. Telephone access to the conference call will be available in North America by dialing +1 (877) 407-0782 or internationally by dialing +1 (201) 689-8567.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 336672. An archived replay of the conference webcast will also be available on the investor relations section of the NetSol corporate website at www.netsoltech.com.

About NetSol Technologies, Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring® practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in Adelaide, Bangkok, Beijing, Lahore, London, and San Pedro Sula.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

To join the NetSol Technologies, Inc. email communications list, visit:
http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0

NetSol Technologies, Inc. Forward-looking Statement

This press release may contain forward looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “anticipate,” “intend,” variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

# # #
Contact – Investor Relations:
Christopher Chu
Grayling
Phone:  +1 646-284-9426
Email:   Christopher.chu@us.grayling.com

Financial Tables Follow

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Three Months Ended
	September 30,		September 30,	June 30
	2009	2008	2009	2009
Net Revenues:
License fees	$2,551,593	$2,529,808	$2,551,593	$1,283,700
Maintenance fees	1,807,716	1,593,734	1,807,716	1,892,947
Services	3,262,764	5,177,425	3,262,764	3,676,533
Total revenues	7,622,073	9,300,967	7,622,073	6,853,180
Cost of revenues:
Salaries and consultants	2,013,753	2,640,713	2,013,753	2,135,294
Travel	60,200	485,936	60,200	341,589
Repairs and maintenance	67,611	106,665	67,611	80,051
Insurance	36,679	32,839	36,679	39,371
Depreciation and amortization	498,504	551,325	498,504	598,358
Other	882,338	751,068	882,338	1,107,766
Total cost of revenues	3,559,085	4,568,546	3,559,085	4,302,429
Gross profit	4,062,988	4,732,421	4,062,988	2,550,751
Operating expenses:
Selling and marketing	493,629	969,518	493,629	636,374
Depreciation and amortization	512,362	480,208	512,362	497,716
Bad debt expense	-	-	-	(26,973)
Salaries and wages	714,899	979,254	714,899	745,859
Professional services, including non-cash compensation	96,106	306,886	96,106	338,187
General and adminstrative	1,099,806	868,117	1,099,806	896,667
Total operating expenses	2,916,802	3,603,983	2,916,802	3,087,830
Income from operations	1,146,186	1,128,438	1,146,186	(537,079)
Other income and (expenses)
Gain/(Loss) on sale of assets	18	(165,738)	18	(96,564)
Interest expense	(468,615)	(203,892)	(468,615)	(327,547)
Interest income	47,352	27,941	47,352	44,423
Gain on sale of subsidiary shares	-	-	-	351,522
Gain on foreign currency exchange rates	383,825	2,007,882	383,825	549,733
Fair market value of options issued	-	(117,300)	-	-
Other income (loss)	(258,691)	16,454	(258,691)	(1,823)
Total other income (expenses)	(296,111)	1,565,347	(296,111)	519,744
Net income (loss) before minority interest in subsidiary	850,075	2,693,785	850,075	(17,335)
Non-controlling interest in subsidiary	(1,108,975)	(1,629,761)	(1,108,975)	(843,904)
Income taxes	(5,017)	(7,182)	(5,017)	(11,501)
Net income (loss)	(263,917)	1,056,842	(263,917)	(872,740)
Dividend required for preferred stockholders	-	(33,876)	-	(33,508)
Net income (loss) applicable to common shareholders	(263,917)	1,022,966	(263,917)	(906,248)
Other comprehensive income (loss):
Translation adjustment	(315,864)	(2,895,310)	(315,864)	(114,548)
Comprehensive income (loss)	$(579,781)	$(1,872,344)	$(579,781)	$(1,020,796)

Net income (loss) per share:
Basic	$(0.01)	$0.04	$(0.01)	$(0.03)
Diluted	$(0.01)	$0.04	$(0.01)	$(0.03)
Weighted average number of shares outstanding
Basic	31,636,379	26,307,175	31,636,379	28,706,163
Diluted	31,636,379	28,029,442	31,636,379	28,706,163

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of Sep 30,	As of June 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,956,279	$4,403,762
Restricted Cash	5,000,000	5,000,000
Accounts receivable, net of allowance for doubtful accounts	12,724,576	11,394,844
Revenues in excess of billings	6,362,818	5,686,277
Other current assets	2,042,661	2,307,246
Total current assets	30,086,334	28,792,129
Property and equipment, net of accumulated depreciation	8,705,379	9,186,163
Other assets, long-term	-	204,823
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	14,633,099	13,802,607
Customer lists, net	1,152,710	1,344,019
Goodwill	9,439,285	9,439,285
Total intangibles	25,225,094	24,585,911
Total assets	$64,016,807	$62,769,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,177,398	$5,106,266
Current portion of loans and obligations under capitalized leases	6,771,389	6,207,830
Other payables - acquisitions	103,226	103,226
Unearned revenues	3,131,669	3,473,228
Dividend to preferred stockholders payable	2,445	44,409
Loans payable, bank	2,398,369	2,458,757
Total current liabilities	17,584,496	17,393,716
Obligations under capitalized leases, less current maturities	973,828	1,090,901
Convertible notes payable	5,763,418	5,809,508
Long term loans; less current maturities	1,049,287	1,113,832
Total liabilities	25,371,029	25,407,957
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
Nil; 1,920 issued and outstanding	-	1,920,000
Common stock, $.001 par value; 95,000,000 shares authorized;
33,461,307; 30,046,987 issued and outstanding	33,461	30,047
Additional paid-in-capital	83,037,807	78,198,523
Treasury stock	(396,008)	(396,008)
Accumulated deficit	(41,492,581)	(41,253,152)
Stock subscription receivable	(2,549,813)	(842,619)
Common stock to be issued	98,075	220,365
Other comprehensive loss	(7,215,261)	(6,899,397)
Non-controlling interest	7,130,098	6,383,310
Total stockholders' equity	38,645,778	37,361,069
Total liabilities and stockholders' equity	$64,016,807	$62,769,026

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months
	Ended Sept 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(263,917)	$1,056,842
Adjustments to reconcile net income (loss)
to net cash provided by (used in) operating activities:
Depreciation and amortization	1,010,867	1,031,533
Loss on transaction of debt	16,429	-
Loss on sale of assets	-	165,738
Minority interest in subsidiary	1,108,975	1,629,761
Stock issued for services	226,720	33,163
Fair market value of warrants and stock options granted	283,500	207,000
Beneficial conversion feature	297,999	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(693,290)	(3,942,317)
Increase in other current assets	(345,240)	(1,960,129)
Decrease in accounts payable and accrued expenses	(949,731)	(259,967)
Net cash provided by/(used in) operating activities	692,312	(2,038,376)
Cash flows from investing activities:
Purchases of property and equipment	(95,160)	(930,058)
Sales of property and equipment	-	40,900
Payments of acquisition payable	-	(742,989)
Purchase of treasury stock	-	(285,328)
Short-term investments held for sale	-	(113,738)
Increase in intangible assets	(1,612,840)	(689,544)
Net cash used in investing activities	(1,708,000)	(2,720,757)
Cash flows from financing activities:
Proceeds from sale of common stock	158,906	150,000
Proceeds from the exercise of stock options and warrants	-	520,569
Purchase of subsidary stock in Pakistan	-	(250,000)
Redemption of preferred stock	(1,920,000)	-
Proceeds from convertible notes payable	2,000,000	6,000,000
Dividend Paid	(41,740)	-
Bank overdraft	86,922	257,502
Proceeds from bank loans	2,617,881	1,768,212
Payments on bank loans	(215,144)	(75,732)
Payments on capital lease obligations & loans	(2,043,769)	(121,418)
Net cash provided by financing activities	643,057	8,249,133
Effect of exchange rate changes in cash	(74,852)	13,451
Net increase in cash and cash equivalents	(447,483)	3,503,451
Cash and cash equivalents, beginning of year	4,403,762	6,275,239
Cash and cash equivalents, end of year	$3,956,279	$9,778,690

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(Unaudited)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2009	September 30, 2008	September 30, 2009	June 30, 2009

Net Income (loss) before preferred dividend, per GAAP	$(263,917)	$1,056,842	$(263,917)	$(872,740)
Income Taxes	5,017	7,182	5,017	11,501
Depreciation and amortization	1,010,866	1,031,533	1,010,866	1,096,074
Interest expense	468,615	203,892	468,615	327,547

EBITDA	$1,220,581	$2,299,449	$1,220,581	$562,382

Weighted Average number of shares outstanding
Basic	31,636,379	26,307,175	31,636,379	28,706,163
Diluted	31,636,379	28,029,442	31,636,379	28,706,163

Basic EBITDA	$0.04	$0.09	$0.04	$0.02
Diluted EBITDA	$0.04	$0.08	$0.04	$0.02